Exhibit 10.1
EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of June 4, 2025 (the “Effective Date”), is made by and between Twin Hospitality Group Inc., a Delaware corporation (the “Company”), and FAT Brands Inc., a Delaware corporation (“FAT”).

RECITALS

WHEREAS, as of the Effective Date, FAT has made intercompany advances to the Company and its subsidiaries, which are due and payable upon demand, and has committed to make additional advances to the Company and its subsidiaries, in an aggregate principal amount of $31,200,345 (such amount is referred to herein as the “Advances”, but does not include any future intercompany advances not included in such amount); and

WHEREAS, the Company desires to issue shares of its Class A Common Stock, par value $0.0001 per share (“Common Stock”), to FAT at market value in exchange for cancelation of its obligation to repay the Advances.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and FAT agree as follows:

1.     Exchange.

1.1.     Exchange Commitments. At the Closing (as hereinafter defined), (a) the Company will issue to FAT the total number of whole shares of Common Stock (the “Shares”) equal to the amount of the Advances divided by the Share Price of the Common Stock (as hereinafter defined), and (b) FAT will cancel and forever discharge the Company’s obligation to repay the Advances. The actions described in subparts (a) and (b), collectively, are referred to as the “Exchange”.

1.2.     Share Price. The “Share Price” as used herein shall mean the greater of: (i) the “Nasdaq Official Closing Price” of the Common Stock (as reflected on Nasdaq.com) on the trading day immediately preceding the Effective Date; and (ii) the average “Nasdaq Official Closing Price” of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the Effective Date.

1.3.     Effect of Exchange. Upon the Closing, the Advances will be forever canceled and discharged and be deemed null and void. Except for obligations created under this Agreement, upon the Closing, FAT forever releases and discharges the Company and its past, present and future affiliates, subsidiaries, predecessors, successors and assigns from any and all claims, demands, actions, causes of action, obligations and liabilities relating to the Advances.

2.     Closing and Other Deliveries.

2.1.     Closing. The completion of the Exchange (the “Closing”) will take place on the Effective Date or as soon as practicable thereafter (the “Closing Date”). The closing will take place remotely via the delivery and exchange of documents and signatures.

2.2.     Deliveries. At the Closing, FAT will cancel on its books and records the amount of Advances that are discharged in the Exchange, and the Company will deliver or cause to be delivered to FAT evidence of the issuance of the Shares, which may take the form of one or more physical share certificates and/or book entry issuance of all or a portion of the Shares.

3.     Representations and Warranties of FAT. FAT hereby represents and warrants to the Company as of the Effective Date and as of the Closing Date as follows:

3.1.     Complete Ownership. FAT is the sole record and beneficial owner of the Advances, free and clear of any and all liens or restrictions on transfer.

3.2.     Organization. FAT is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease, use and operate its properties, if any, and to carry on its business as and where now owned, leased, used, operated and conducted.

3.3.     Authorization; Enforcement. (a) FAT has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement by FAT and the consummation by it of the transactions contemplated hereby have been duly authorized by all required parties and no further consent or authorization of FAT, its board of directors or its stockholders is required; (c) this Agreement has been duly executed and delivered by FAT; and (d) assuming the valid and binding execution of this Agreement by the Company and compliance with the terms of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of FAT enforceable against FAT by the Company in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

3.4.     Investment Purpose. FAT is acquiring the Shares for investment for FAT’s own account and without any view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). FAT is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.

3.5.     No Registration. FAT understands that the Shares have not been registered under the Securities Act or applicable state securities laws, and will be issued in reliance on exemptions from registration under the Securities Act and applicable state securities laws. Neither the Company nor any other person is under any obligation to register the Shares under the Securities

Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.6.     Restrictions on Transfer. FAT is fully informed and aware of the circumstances under which the Shares must be held and the restrictions upon the resale of the Shares under the Securities Act and any applicable state securities laws. In this connection, FAT understands that the Shares may not be resold unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available, that the availability of an exemption may depend on factors over which FAT has no control, and that unless so registered or exempt from registration the Shares may be required to be held for an indefinite period.

4.     Representations and Warranties of the Company. The Company hereby represents and warrants to FAT as of the Effective Date and as of the Closing Date as follows:

4.1.     Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease, use and operate its properties, if any, and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect.

4.2.     Authorization; Enforcement.

4.2.1.     The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof.

4.2.2.     The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Shares in accordance with the Company’s Certificate of Incorporation and this Agreement) have been duly authorized by the Company’s board of directors and no further consent or authorization of the Company, its board of directors or its stockholders is required.

4.2.3.     This Agreement has been duly executed and delivered by the Company.

4.2.4.     Assuming the valid and binding execution of this Agreement by FAT and compliance with the terms of this Agreement by FAT, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company by FAT in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

4.3.     Issuance of Shares. The Shares have been duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and charges with respect to the issuance thereof.

5.     Miscellaneous.

5.1.     Governing Law; Venue. THIS AGREEMENT (AND ANY CLAIMS OR CAUSE OF ACTION ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR STATUTE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each of the parties hereto irrevocably and unconditionally agrees that any legal action, suit or proceeding against it with respect to any matter arising under, out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, then any federal court of the United States of America sitting in the State of Delaware), and by execution and delivery of this Agreement, each of the parties hereto: (a) irrevocably submits itself to the nonexclusive jurisdiction of such court, (b) waives any objection to laying venue in any such action, suit or proceeding and (c) waives any objection that such court is an inconvenient forum or does not have jurisdiction over such party. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN CONTRACT, TORT OR STATUTE).

5.2.     Counterparts; Signatures by Facsimile. This Agreement may be executed in counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

5.3.     Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

5.4.     Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

5.5.     Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions,

promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

5.6.     Consents; Waivers and Amendments. The provisions of this Agreement may only be amended, modified, supplemented or waived upon the prior written consent of each of the Company and FAT.

5.7.     Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications are:

If to Twin Hospitality Group Inc.:

Twin Hospitality Group Inc.
5151 Belt Line Road, Suite 1200
Dallas, Texas 75254
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
1840 Century Park East, Suite 1900
Los Angeles, CA 90067
Attention: Mark Kelson and William Wong

If to FAT Brands Inc.:

FAT Brands Inc.
9720 Wilshire Blvd., Suite 500
Beverly Hills, CA 90212
Attention: Chief Executive Officer

Each party will provide written notice to the other parties of any change in its address.

5.8.     Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.9.     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.10.     Survival. Unless otherwise set forth in this Agreement, the representations and warranties of FAT and the Company contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the closings under this Agreement and will in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of FAT or the Company.

5.11.     Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.12.     No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.13.     Equitable Relief. Each party recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties. Each of the parties therefore agrees that the other parties are entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

TWIN HOSPITALITY GROUP INC.

By: /s/ Kenneth Kuick
Name: Kenneth Kuick
Title: Chief Financial Officer

FAT BRANDS INC.

By: /s/ Taylor Wiederhorn
Name: Taylor Wiederhorn
Title: Co-Chief Executive Officer